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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 25, 2008

                           Global Resource Corporation
             (Exact name of registrant as specified in its charter)

     Nevada                          000-50944                    84-156582
 --------------------------     ---------------------       --------------------
(State or other jurisdiction   (Commission File Number)         IRS Employer
of incorporation)                                            Identification No.)

          408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (856) 767-5661
                                                      --------------

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchang
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))



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Item 3.02         Unregistered Sales of Equity Securities.

On March 25, 2008 the Company issued a sufficient number of additional unregistered shares of its Common Stock such that the total issued since February 15, 2008 exceeded 5% of the number of shares issued and outstanding on that date. (No unregistered shares were issued between January 1, 2008 and February 15, 2008.)

Common Stock

On February 15, 2008 the Company issued 10,000 shares to each of two consultants, 20,000 shares in total, in payment of consulting fees valued at $10,000 each. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

On February 19, 2008 the Company issued 5,000 shares to an accredited investor for an investment of $10,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On February 19, 2008 the Company also issued 12,000 shares to an accredited investor for an investment of $24,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On February 23, 2008 and February 29, 2008 the Company issued a total of 200,000 shares to a consultant in payment of consulting fees valued at $200,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On March 5, 2008 the Company issued 31,057 shares to an accredited investor for an investment of $50,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On March 18, 2008 the Company issued a total of 850,669 shares (as a part of 850,669 Units) to a group of non-U.S. citizens for a total investment of $850,669. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On March 19, 2008 the Company issued 10,000 shares to each of two consultants, 20,000 shares in total, in payment of consulting fees valued at $10,000 each. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On March 26, 2008 the Company issued a total of 1,138,500 shares (as a part of 1,138,500 Units) to a group of non-U.S. citizens for a total investment of $1,138,500. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On March 5, 2008 the Company issued 9,000 shares to an accredited investor for an investment of $10,620. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

Warrants

On March 18, 2008, as a part of the 850669 Units sold to the group of non-U.S. citizens, the Company issued a total of 850,669 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.


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On March 26, 2008 as a part of the 1,138,500 Units sold to the group of
non-U.S. citizens, the Company issued a total of 1,138,500 Common Stock Purchase Warrants, exercisable at $2.00 per share. . The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.


Item 8.01         Other Events.

On March 25, 2008 the parties amended the Letter of Intent which had been entered into on December 17, 2007 between the Company and Warwick Communications, Inc. ("Warwick"), previously reported. The Letter of Intent remains non-binding and subject to final mutually agreeable documents including the License Agreement. The major change is that Warwick is to order a 5 ton per hour machine by April 30, 2008, subject still to the waivable condition precedent of a successful demonstration of the pilot plant, anticipated to be held on April 23, 2008. The total net purchase price will be $3,572,100. Payment is divided into 4 payments: (1) an initial deposit of $1,178,793 divided into a $10,000 refundable deposit to accompany the order and the balance of $1,168,793 due within 30 business days; (2) a second payment of $1,178,793 due within 3 months of the first payment; (3) $857,304 due upon delivery and successful testing; and (4) a final payment of $357,210 due upon successful installation. Subject to Warwick's meeting of the first year's order requirement, Warwick will earn the right of first refusal for the territories of Mexico, Cuba, Venezuela, Brazil, Morocco, Panama and Trinidad & Tobago. Payment for the license continues to be by issuance of 2,000,000 shares of Warwick's Common Stock, together with 2 warrants; one to purchase 1,000,000 additional shares of Warwick's Common Stock at a price of US$.50 per share and the other to purchase 750,000 shares of Warwick's Common Stock at a price of US$1.00 per share; however, now the issuance by Warwick of its 2,000,000 shares of Common Stock in payment for the license will be subject to a one year hold and a mutual sign off by the Company, Warwick and Warwick's lessee to the effect that the machine has operated successfully for at least 90 days and that the lessee will continue its lease of such machine. Under the license, when and if issued, Warwick will be obligated to purchase one operational plant per year for the first five years with orders aggregating US$25,000,000 at the end of the 5 years.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GLOBAL RESOURCE CORPORATION


                                            By: /s/ Frank G. Pringle
                                                ---------------------
                                                 Frank G. Pringle, President
March 28, 2008